Exhibit (h)(1)

DoubleLine Yield Opportunities Fund

[●] Common Shares of Beneficial Interest

Par Value $0.00001 Per Share

UNDERWRITING AGREEMENT

[●], 2020

UNDERWRITING AGREEMENT

[•], 2020

UBS Securities LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

RBC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

Arcadia Securities, LLC

B. Riley FBR, Inc.

Bancroft Capital, LLC

BB&T Capital Markets, a division of BB&T Securities LLC

D.A. Davidson & Co.

Hennion & Walsh

Incapital LLC

Janney Montgomery Scott LLC

JonesTrading Institutional Services LLC

Ladenburg Thalmann & Co. Inc.

Maxim Group LLC

National Securities Corporation

Newbridge Securities Corporation

Pershing LLC

Wedbush Securities Inc.

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

DoubleLine Yield Opportunities Fund, an unincorporated voluntary association with transferable shares of beneficial interest organized under the laws of the Commonwealth of Massachusetts (commonly referred to as a “Massachusetts business trust”) (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of [•] common shares of beneficial interest (the “Firm Shares”), par value $0.00001 per share (the “Common Shares”), of the Fund. In addition, solely for the purpose of covering over-allotments, the Fund proposes to grant to the Underwriters the option to purchase from the Fund up to an additional [•] Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is defined below. UBS Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Managing Representatives”) will act as managing representatives for the Underwriters in connection with the issuance and sale of the Shares.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-233877 and 811-23476), including a prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each prospectus (including the statement of additional information incorporated therein by reference) included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus (including the statement of additional information incorporated therein by reference) filed with the Commission by the Fund with the consent of the Managing Representatives on behalf of the Underwriters, pursuant to Rule 497(a) under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

“Pricing Prospectus” means the Preliminary Prospectus, dated [•], 2020, including the statement of additional information incorporated therein by reference.

“Pricing Information” means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus.

“Disclosure Package” means the Pricing Prospectus taken together with the Pricing Information.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares, each of which is listed in Schedule D hereto; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be [•] p.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to in writing by the Fund and the Managing Representatives on behalf of the Underwriters).

The Fund has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-39192) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

DoubleLine Capital LP, a Delaware limited partnership (the “Investment Adviser”), will act as the Fund’s investment adviser pursuant to an Investment Management Agreement by and between the Fund and the Investment Adviser, dated as of December 5, 2019 (the “Investment Management Agreement”). U.S. Bank National Association will act as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Custody Agreement, as amended, dated as of December 3, 2019 (the “Custody Agreement”). U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services) will act as the Fund’s registrar, transfer agent, dividend disbursement agent, administrator and fund accountant (the “Administrator”) pursuant to the Master Services Agreement dated January 20, 2020 (the “Master Services Agreement”). The Fund and the Adviser have entered into an Organizational and Offering Expenses Agreement, dated as of December 5, 2019 (the “Organizational Agreement”). The Fund and DoubleLine Asset Management Company LLC have entered into a Subscription Agreement dated as of December 4, 2019 (the “Subscription Agreement”). In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Shares may have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

The Investment Adviser and UBS Securities LLC have entered into a Structuring Fee Agreement to be dated [•], 2020 (the “UBS Structuring Agreement”), a Structuring Fee Agreement with BofA Securities, Inc. to be dated [•], 2020 (the “BofA Agreement”), a Structuring Fee Agreement with Morgan Stanley & Co. LLC to be dated [•], 2020 (the “Morgan Stanley Agreement”), a Structuring Fee Agreement with Wells Fargo Securities, LLC to be dated [•], 2020

(the “Wells Fargo Agreement”), a Structuring Fee Agreement with RBC Capital Markets, LLC to be dated [●], 2020 (the “RBC Agreement”), a Structuring Fee Agreement with Stifel, Nicolaus & Company, Incorporated to be dated [●], 2020 (the “Stifel Agreement”). The Investment Adviser has also entered into an Incentive Fee Agreement with Arcadia Securities, LLC to be dated [●], 2020 (the “Arcadia Agreement”), B. Riley FBR, Inc. to be dated [●], 2020 (the “B. Riley Agreement”), Bancroft Capital, LLC to be dated [●], 2020 (the “Bancroft Agreement”), BB&T Capital Markets, a division of BB&T Securities LLC to be dated [●], 2020 (the “BB&T Agreement”), D.A. Davidson & Co. to be dated [●], 2020 (the “D.A. Davidson Agreement”), Hennion & Walsh to be dated [●], 2020 (the “Hennion Agreement”), Incapital LLC to be dated [●], 2020 (the “Incapital Agreement”), Janney Montgomery Scott LLC to be dated [●], 2020 (the “Janney Agreement”), JonesTrading Institutional Services LLC to be dated [●], 2020 (the “JonesTrading Agreement”), Ladenburg Thalmann & Co. Inc. to be dated [●], 2020 (the “Ladenburg Agreement”), Maxim Group LLC to be dated [●], 2020 (the “Maxim Agreement”), National Securities Corporation to be dated [●], 2020 (the “National Agreement”), Newbridge Securities Corporation to be dated [●], 2020 (the “Newbridge Agreement”), Pershing LLC to be dated [●], 2020 (the “Pershing Agreement”) and Wedbush Securities Inc. to be dated [●], 2020 (the “Wedbush Agreement”). The Investment Adviser has additionally entered into the Organizational Agreement, a Closed-End Fund Distribution Agreement with Vision 4 Fund Distributors, LLC dated December 6, 2019, and an amended and restated Closed-End Fund Distribution Agreement with Vision 4 Fund Distributors, LLC dated January [●], 2020 (the “Vision 4 Agreements” and together with the UBS Agreement, the BofA Agreement, the Morgan Stanley Agreement, the Wells Fargo Agreement, the RBC Agreement, the Stifel Agreement, the Arcadia Agreement, the B. Riley Agreement, the Bancroft Agreement, the BB&T Agreement, the D.A. Davidson Agreement, the Hennion Agreement, the Incapital Agreement, the JonesTrading Agreement, the Ladenburg Agreement, the Maxim Agreement, the National Agreement the Newbridge Agreement, the Wedbush Agreement and the Organizational Agreement, the “Fee Agreements”).

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Adviser and the Underwriters agree as follows:

1.

Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $20.00 per Share (the “Purchase Price”). The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price prior to the Applicable Time (as defined above) to such an extent as they may determine.

In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments made in connection with the offering of the Firm Shares and prior to the Applicable Time, at the Purchase Price less an amount per Share equal to any dividends or distributions declared by the Fund and paid or payable on the Firm Shares, but not payable on the Additional Shares. This option may be exercised by the Managing Representatives on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be paid for and delivered (such date and time being herein referred to as the “Additional Shares Closing Time”); provided, however, that the Additional Shares Closing Time shall not be earlier than the Firm Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised and no later than the tenth business day after the date of such notice. The number of Additional Shares to be sold to each Underwriter at each Additional Shares Closing Time shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased by the Underwriters at such Additional Shares Closing Time as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment to eliminate fractional shares as the Managing Representatives may determine).

The Fund also agrees to sell to DoubleLine Asset Management Company, LLC (“DAMCO”), at DAMCO’s election and at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, up to an aggregate of [●] Common Shares to the extent required by and in accordance with Section 18 of the Investment Company Act.

2.

Payment and Delivery. Payment of the Purchase Price for the Firm Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer payable in same-day funds, against delivery of the Firm Shares to the Managing Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at a time mutually agreed upon by the parties on the third business day following the date of this Underwriting Agreement (unless another date shall be agreed to by the Fund and the Managing Representatives on behalf of the Underwriters). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Firm Shares Closing Time.” Certificates, if any, for the Firm Shares shall be delivered to the Managing Representatives in definitive form in such names and in such denominations as the Managing Representatives shall specify on the second business day preceding the Firm Shares Closing Time. If the Firm Shares are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Firm Shares by the Managing Representatives, the Fund agrees to make such certificates, if any, available to the Managing Representatives for such purpose at least one full business day preceding the Firm Shares Closing Time.

Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner and at the same office as the payment for the Firm Shares. Certificates, if any, for the Additional Shares shall be delivered to the Managing Representatives in definitive form in such names and in such denominations as the Managing Representatives shall specify no later than the second business day preceding the Additional Shares Closing Time. If the Additional Shares, if any, are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Additional Shares by the Managing Representatives, the Fund agrees to make such certificates, if any, available to the Managing Representatives for such purpose at least one full business day preceding the Additional Shares Closing Time. The Firm Shares Closing Time and the Additional Shares Closing Time are sometimes referred to herein as the “Closing Times.”

3.

Representations and Warranties of the Fund and the Investment Adviser. Each of the Fund and the Investment Adviser jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)

(i)(A) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, no revocation of registration has been issued and no proceedings for such purpose have been instituted or, to the Fund’s or the Investment Adviser’s knowledge, are contemplated by the Commission; and (C) the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(ii)(A) The Registration Statement complied at the Effective Time, complies as of the date hereof and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the Securities Act and the Investment Company Act; (B) each of the Pricing Prospectus and the Prospectus complied or will comply, at the time it was or is filed with the Commission, and the Prospectus complies as of its date and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities

Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) there are no material differences between each Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the public offering of the Shares and the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T; and (D) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in each case in all material respects, with the applicable requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(iii)    (A) (1) The Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Firm Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Firm Shares Closing Time did or will the Disclosure Package, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Firm Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund and the Investment Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package, the Prospectus or the Sales Material in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through the Managing Representatives to the Fund or to the Investment Adviser on behalf of the Fund expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or the Sales Material as described in Section 9(f) hereof; and provided, further that if any event occurs during any of the periods referred to in clauses (B), (C) or (D) of this Section 3(a)(iii) as a result of which it is necessary to amend or supplement the Prospectus, the Disclosure Package or the Sales Materials, as applicable, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Disclosure Package, the Sales Materials or the Prospectus, as applicable, is amended or supplemented in connection therewith in accordance with Section 5(d) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of this Section 3(a)(iii), to have been made contemporaneously with the occurrence of such event.

(b)

The Fund (i) has been duly formed and is validly existing as an unincorporated voluntary association with transferable shares of beneficial interest under the laws of the Commonwealth of Massachusetts; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business or other activity requires such qualification, except where the failure to be so qualified or in good standing does not or would not have a material adverse effect on the condition (financial or otherwise), business affairs, business prospects, management, properties, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, necessary to carry on its business as contemplated in the Pricing Prospectus and the Prospectus; (v) currently has no subsidiaries and has no current intention to form any subsidiaries; and (vi) has made all necessary filings required of it under any applicable federal, state or local law, regulation or rule, except where the failure to make such filings does not or would not result in a Material Adverse Effect.

(c)

The capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The Common Shares conform to the description of them in the Pricing Prospectus and the Prospectus. All the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as described or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters as contemplated herein will have been validly issued and will be fully paid and nonassessable (except as described or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus). The certificates, if any, for the Shares will be in due and proper form. The issuance of the Shares has been done in compliance with all applicable federal and state securities laws in all material respects. No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares.

(d)

The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, no order of suspension or revocation of such registration has been issued or proceedings thereof initiated or, to the knowledge of the Fund or the Investment Adviser, threatened by the Commission and, subject to the filing of any final amendment to the Registration Statement (a “Final Amendment”), if not already filed, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund; the provisions of the Fund’s Agreement and Declaration of Trust (as amended or restated through the date hereof, the “Declaration of Trust”) and Bylaws (as amended or restated through the date hereof, the “Bylaws”) comply in all material respects with the requirements of the Investment Company Act.

(e)

The Fund has full power and authority to enter into or adopt each of this Underwriting Agreement, the Investment Management Agreement, the Custody Agreement, the Master Services Agreement, the Subscription Agreement, and the Organizational Agreement (collectively, the “Fund Agreements”) and the Dividend Reinvestment Plan and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund and the Dividend Reinvestment Plan has been duly and validly authorized by the Fund, (ii) each Fund Agreement and the Dividend Reinvestment Plan complies in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), (B) subject, in the case of the Investment Management Agreement, to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder and (C) except as rights to indemnity or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on statutory or public policy grounds.

(f)

None of (i) the execution, delivery and performance by the Fund of the Fund Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Pricing Prospectus, the Prospectus or any of the Fund Agreements and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or the Dividend Reinvestment Plan or consummation by the Fund of the other transactions contemplated by the Fund Agreements or the Dividend Reinvestment Plan (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the Declaration of Trust or Bylaws, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the Declaration of Trust or Bylaws, or under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject or (C) results in or will result in any violation of any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund’s properties, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, except in the case of clauses (B) or (C), where such conflict, breach, default, creation, imposition or violation, either individually or in the aggregate, does not or would not result in a Material Adverse Effect.

(g)

The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except where such breach or default, individually or in the aggregate, does not or would not result in a Material Adverse Effect.

(h)

There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, the Pricing Prospectus and the Prospectus, other than as described therein.

(i)

No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement with the Commission. No person has tag along rights or other similar rights to have any securities included in the transaction contemplated by this Underwriting Agreement.

(j)

No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund

Agreements, the Dividend Reinvestment Plan, the Registration Statement, the Pricing Prospectus or the Prospectus, except (i) such as have been obtained and such as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Underwriting Agreement) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (ii) such as may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or (iii) where the failure to obtain such consent, approval, authorization, notification or order, filing, permit or license does not or would not result in a Material Adverse Effect or have a material adverse effect on the consummation by the Fund of the transactions to be performed by the Fund pursuant to this Underwriting Agreement or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Dividend Reinvestment Plan, the Registration Statement, the Pricing Prospectus or the Prospectus.

(k)

No transaction has occurred between or among the Fund and any of its officers or trustees, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be described in and is not described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(l)

Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund, or received or retained any funds, which payment, receipt or retention of funds is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, and which has not been so described.

(m)	The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and the Exchange Act Registration Statement has become effective.

(n)

Deloitte & Touche LLP was engaged by the Fund to act as its independent registered public accounting firm in accordance with the Investment Company Act. Deloitte & Touche LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Investment Company Act, the Securities Act and the rules of the Public Company Accounting Oversight Board.

(o)

The statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in accordance with generally accepted accounting principles in the United States applied on a consistent basis, and complies with all applicable requirements under the Securities Act and the Investment Company Act.

(p)

Since the date as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no Material Adverse Effect or to Fund’s or the Investment Adviser’s knowledge, any development reasonably expected to result in a Material Adverse Effect; (ii) the Fund has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions, other than in the ordinary course of business or incident to its organization; (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares (other than, in the event this representation and warranty is made after the Firm Shares Closing Time, ordinary and customary dividends declared and payable after the Firm Shares Closing Time); and (iv) the Fund has not incurred any long-term debt.

(q)

Except as otherwise set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no pending or, to the knowledge of the Fund or the Investment Adviser, threatened action, suit, claim, inquiry, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency, authority or body, whether foreign or domestic, which, (i) if determined adversely, would result in a Material Adverse Effect, or (ii) which might materially and adversely affect the consummation of the transactions contemplated hereby or (iii) is of a character required to be described in the Registration Statement or the Prospectus that is not so described.

(r)

There are no franchises, contracts or other documents that are of a character required to be described in the Registration Statement or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference therein, as permitted by the Securities Act or the Investment Company Act, as applicable.

(s)

Except for stabilization transactions conducted by the Underwriters, and except for the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws, provided that, for the sake of clarity, no action taken by an Underwriter that is an affiliate of the Fund shall be deemed to be an action taken, directly or indirectly, by the Fund for purposes of this Section 3(s).

(t)

The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and is eligible to qualify as a regulated investment company under Subchapter M of the Code and intends to elect to be treated as a registered investment company under Subchapter M of the Code.

(u)

The Fund will direct the proceeds of the offering of the Shares in such a manner as to comply with the asset coverage requirements of the Investment Company Act and applicable regulatory guidance that has been issued in relation thereto.

(v)

The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials, the Prospectus or any other materials the distribution of which has been approved in writing (including via e-mail or other written forms of communication) by the Managing Representatives or their counsel.

(w)

There are no Sales Materials other than as set forth on Schedule D; and no Sales Materials or Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser or any affiliate or representative thereof for use in connection with the public offering or sale of the Shares contained or contain an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x)

No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (i) an “interested person” (as defined in the Investment Company Act) of the Fund or (ii) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule A hereto. For purposes of this Section 3(w), the Fund and the Investment Adviser shall be entitled to rely on the representations from such officers and trustees.

(y)

Other than any transfer taxes paid by the Investment Adviser pursuant to Section 5(f), there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Fund or sale by the Fund of the Shares.

(z)

The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

(aa)

Any statistical, demographic or market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on or derived from sources that the Fund believes to be reliable and accurate in all material respects, and all such data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects in all material respects the materials upon which it is based or from which it was derived.

(bb)

The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business.

(cc)

The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, provided that the Fund’s right to use the name “DoubleLine” or any derivation thereof, or any logo associated with those names, is limited as set forth in Section 9 of the Investment Management Agreement, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund and which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd)

The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)

The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s principal executive officer and its principal financial officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund is not aware of any material weakness in its internal controls over financial reporting.

(ff)

The Fund and its officers and trustees, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(gg)

The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the applicable requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the applicable requirements of Rule 303A.07(c) of the NYSE Listed Company Manual.

(hh)

Neither the Fund nor any trustee who is an “interested person” (as defined in the Investment Company Act) of the Fund (an “Interested Trustee”) or officer of the Fund, nor, to the Fund’s knowledge, any of its employees, agents or representatives, or any trustee who is not an “interested person” (as defined in the Investment Company Act) of the Fund (an “Independent Trustee”), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and to the extent required by applicable law, the Fund has policies and procedures reasonably designed to comply with applicable anti-corruption laws including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and will continue to maintain these policies and procedures reasonably designed to comply with such laws.

(ii)

To the extent required by applicable law, the Fund has policies and procedures reasonably designed to comply with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to any applicable Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(jj)

Neither the Fund nor any Interested Trustee or officer of the Fund, nor, to the Fund’s knowledge, any employee, agent or affiliate of the Fund, or any Independent Trustee, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities or business of any person or in any country or territory that, at the time of such financing, is subject to any U.S. sanctions administered by OFAC.

(kk)

All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in the FINRA questionnaires executed by the Fund and the Investment Adviser in connection with the FINRA Corporate Financing Department review and any other information provided by the Fund for submission to the FINRA Corporate Financing Department in response to requests by the Underwriters or counsel for the Underwriters is true, complete and correct.

For the avoidance of doubt, no Underwriter is an agent, affiliate or representative of the Fund or the Investment Adviser for purposes of the above representations and warranties. In addition, any certificate signed by any officer of the Fund or the Investment Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund or the Investment Adviser as to matters covered thereby, to each Underwriter.

4.

Representations and Warranties of the Investment Adviser. The Investment Adviser represents and warrants to each Underwriter, as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)

The Investment Adviser (i) has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business or other activity requires such qualification, except to the extent that such failure to be so qualified or to be in good standing does not or would not have a material adverse effect on the Investment Adviser’s ability to perform its obligations under this Underwriting Agreement and the Investment Management Agreement (as defined herein) (an “Investment Adviser Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and (v) has made all necessary filings required of it under any applicable federal, state or local law, regulation or rule, except where the failure to make such a filing would not result in an Investment Adviser Material Adverse Effect.

(b)

The Investment Adviser is (i) duly registered with the Commission as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser for the Fund as contemplated by the Investment Management Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus and no order or suspension or revocation of such registration has been issued or proceedings thereof initiated, or to the knowledge of the Investment Adviser, threatened by the Commission.

(c)

The Investment Adviser has full power and authority to enter into, as applicable, each of this Underwriting Agreement, the Investment Management Agreement, the Organizational Agreement, and the Fee Agreements (collectively, the “Adviser Agreements”), and carry out all the terms and provisions hereof and thereof to be carried out by it; and (i) each Adviser Agreement has been or will be duly and validly authorized, executed and delivered by the Investment Adviser, (ii) the Adviser Agreements do not violate in any material respects any of the applicable provisions of the Investment Company Act or the Advisers Act and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Adviser Agreements constitutes a legal, valid and binding obligation of the Investment Adviser enforceable in accordance with its terms, (A) subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), (B) subject, in the case of the Investment Management Agreement, to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder and (C) except as rights to indemnity or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on statutory or public policy grounds.

(d)

None of (i) the execution, delivery and performance by the Investment Adviser of the Adviser Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Pricing Prospectus, the Prospectus or any of the Adviser Agreements and (iii) the performance by the Investment Adviser of its obligations under any of the Adviser Agreements or performance and consummation by the Investment Adviser of the other transactions contemplated by the Adviser Agreements (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the limited partnership agreement, bylaws or similar organizational documents of the Investment Adviser, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound or to which any of the property or assets of the Investment Adviser is subject or (C) results in or will result in any violation of any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Adviser or having jurisdiction over the Investment Adviser’s properties, except in the case of clauses (B) or (C), where such conflict, breach, default or violation, either individually or in the aggregate, does not or would not result in an Investment Adviser Material Adverse Effect.

(e)

The Investment Advisory Agreement is in full force and effect and neither the Fund nor the Investment Adviser are in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such agreements.

(f)

No consent, approval, authorization, notification or order of, or qualification with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, whether foreign or domestic, is required by the Investment Adviser for the consummation by the Investment Adviser of the transactions to be performed by the Investment Adviser or the performance by the Investment Adviser of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Adviser Agreements, the Registration Statement, the Pricing Prospectus or the Prospectus, except (i) such as have been obtained and such as may be required (and shall be obtained prior to commencement of the transaction contemplated by this Underwriting Agreement) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (ii) such as may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or (iii) where the failure to obtain such consent, approval, authorization, notification or order does not or would not result in an Investment Adviser Material Adverse Effect.

(g)

The description of the Investment Adviser and its business and the statements attributed to the Investment Adviser in the Registration Statement, the Pricing Prospectus and the Prospectus comply with the requirements of the Securities Act and the Investment Company Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Prospectus and the Prospectus in light of the circumstances under which they were made) not misleading.

(h)

Except as set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the best of the Investment Adviser’s knowledge, threatened against the Investment Adviser which (i) if determined adversely would result in an Investment Adviser Material Adverse Effect, or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that is not so described.

(i)

Except for stabilization transactions conducted by the Underwriters, and except for the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus or the Prospectus, the Investment Adviser has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Shares of the Fund (except pursuant to this Agreement) and (iii) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except pursuant to this Agreement); provided that any action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 4(i). For the sake of clarity, no action taken by an Underwriter that is an affiliate of the Investment Adviser shall be deemed to be an action taken, directly or indirectly, by the Investment Adviser for purposes of this Section 4(i).

(j)

In the event that the Fund or the Investment Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, the Investment Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are reasonably designed and expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(k)	The Investment Adviser will direct the proceeds of the offering of the Shares in such a manner as to cause the Fund to comply with the requirements of Subchapter M of the Code.

(l)

The Investment Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Investment Adviser and its supervised persons.

(m)

The Investment Adviser owns or possesses, or can acquire on reasonable terms, the Intellectual Property necessary to carry on the business operated by the Investment Adviser, and the Investment Adviser has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Investment Adviser and which, individually or in the aggregate, if subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(n)

The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(o)

Neither the Investment Adviser nor any director or officer of the Investment Adviser, nor, to the best of the Investment Adviser’s knowledge, any of the Investment Adviser’s subsidiaries, employees, agents or representatives, have taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and to the extent required by applicable law, the Investment Adviser and its subsidiaries have policies and procedures reasonably designed to comply with applicable anti-corruption laws including, without limitation, the FCPA, and will continue to maintain these policies and procedures reasonably designed to comply with such laws.

(p)

The Investment Adviser has filed, or will timely file, with the National Futures Association (“NFA”) a notice of eligibility for relief from inclusion within the definition of a commodity pool operator pursuant to Section 4.5 of the general regulations under the Commodity Exchange Act, as amended (“CEA”), with respect to the Fund.

(q)

To the extent required by applicable law, the Investment Adviser and its subsidiaries have policies and procedures reasonably designed to comply with all applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or any of its subsidiaries with respect to any applicable Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, or threatened.

(r)

Neither the Investment Adviser nor any director or officer of the Investment Adviser nor, to the best of the Investment Adviser’s knowledge, any of the Investment Adviser’s subsidiaries, employees, agents or representatives, is currently subject to any U.S. sanctions administered by OFAC; and the Investment Adviser will not directly or indirectly direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities or business of any person or in any country or territory that, at the time of such financing, is subject to any U.S. sanctions administered by OFAC.

For the avoidance of doubt, no Underwriter is an agent, affiliate or representative of the Investment Adviser for purposes of the above representations and warranties. In addition, any certificate signed by any officer of the Investment Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Adviser, as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties.

(a)

If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a Final Amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representatives when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Managing Representatives promptly and, if requested by the Managing Representatives, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time. In either case, the Fund will provide the Managing Representatives satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representatives a reasonable time before its filing and the Managing Representatives have not objected to it in writing within a reasonable time after receiving the copy.

(b)

For the period of three years from the date hereof, the Fund will advise the Managing Representatives promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Investment Adviser, which relates to the Fund and could materially affect the ability of the Investment Adviser to perform its respective obligations to the Fund, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund (other than communications with respect to an offering of preferred shares of beneficial interest), the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any federal, state, local or foreign court or governmental agency, commission, board, authority or body or with any self-regulatory organization, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

(c)

If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representatives, upon request and without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Managing Representatives may reasonably request.

(d)

During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Managing Representatives, the Underwriters and any dealers, at such office or offices as the Managing Representatives may designate, as many copies of the Prospectus as the Managing Representatives may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the

Prospectus, in order to make any statements of material fact therein, in light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Managing Representatives, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representatives will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that any statements of material fact in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and will comply with the Securities Act and the Investment Company Act; provided that if the amendment or supplement is required exclusively as a result of a misstatement in or omission from the information provided to the Fund or the Investment Adviser on behalf of the Fund in writing by an Underwriter expressly for use in the Prospectus, the Fund may deliver such amendment or supplement to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(e)

The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(f)

If the transactions contemplated by this Underwriting Agreement are consummated, the Investment Adviser shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of certificates for the Shares, if any, (iii) the registration or qualification, if any, of the Shares for offer and sale under the securities or “blue sky” laws of any applicable jurisdictions, including the fees and disbursements, if any, of counsel for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of each Preliminary Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Fund to the Underwriters, (vi) the listing of the Shares on the NYSE, and (vii) the transfer agent for the Shares; provided that

(A) the Fund, the Investment Adviser and each Underwriter shall pay its own costs and expenses relating to the attendance at any road show or other informational meeting relating to the Fund, (B) each Underwriter shall pay the costs and expenses of any internal promotional or informational materials relating to the Fund, other than the Sales Materials, prepared by such Underwriter in connection with the offering of the Shares, (C) the Underwriters shall pay the costs and expenses of any “tombstone” announcements relating to the offering of the Shares and (D) except as expressly provided in this Section 5(f), the Underwriters shall pay their own costs and expenses, including fees and disbursements of their counsel. In addition, the Investment Adviser agrees to pay an amount equal to $[●] per Share sold under this Agreement to UBS Securities LLC, on behalf of the Underwriters, at the Closing Time. The maximum aggregate amount of expense allowances and reimbursements to be received by the Underwriters and related persons from any source in connection with the transactions contemplated by this Underwriting Agreement shall not exceed $[●]. The Fund and the Investment Adviser may otherwise agree among themselves as to the payment or reimbursement of the foregoing expenses, whether or not the transactions contemplated by this Underwriting Agreement are consummated, provided, however, that in no event shall the Underwriters be obligated to pay any expenses intended to be borne by the Fund or the Investment Adviser as provided above.

(g)

If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund or the Investment Adviser pursuant to any of the provisions hereof (otherwise than pursuant to Section 7 hereof) or (B) by the Managing Representatives or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Adviser to comply with any terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Investment Adviser or its affiliated companies and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares (provided, however, that the Fund and the Investment Adviser shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Adviser and the other Underwriters for damages occasioned by its default.

(h)

Except with respect to the offer and sale of preferred shares of the Fund as described or referenced in the Registration Statement, without the prior written consent of the Managing Representatives, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the date of the Effective Time, except for the Shares as described in the Prospectus and any issuance of Common Shares pursuant to the Dividend Reinvestment Plan.

(i)

The Fund will (i) use its best efforts to cause the Shares to be listed on the NYSE prior to the date the Shares are issued, subject to official notice of the issuance thereof, and (ii) comply with the rules and regulations of the NYSE, except where such non-compliance does not or would not have a Material Adverse Effect.

(j)

The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

6.

Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, as of the Applicable Time and as of each of the Closing Times, of the representations of the Fund and the Investment Adviser in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund, the Investment Adviser or any of their respective officers in any certificate delivered to the Managing Representatives or their counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Investment Adviser of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Managing Representatives on behalf of the Underwriters) of each of the following additional conditions:

(a)

The Registration Statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representatives consent to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)

No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of the Fund, the Investment Adviser or counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representatives.

(c)

Since the dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any change in the Common Shares or any adverse change in the liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (ii) there must not have been any adverse change in the condition (financial or otherwise), earnings, business affairs, business prospects, management, properties, net assets or results of operations, whether or not arising from transactions in the ordinary course of business, of the Fund or the Investment Adviser as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (iii) the Fund must not have sustained any loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any respect any statement of material fact or information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or any statement of material fact or information omitted in the Registration Statement, the Pricing Prospectus or the Prospectus that should be reflected therein in order to make the statements or information therein (in the case of the Pricing Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading; if, in the judgment of the Managing Representatives, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus.

(d)

The Managing Representatives must have received as of each Closing Time a certificate, dated such date, of the Chief Executive Officer, President, an Executive or a Vice-President and the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer of each of the Fund and the Investment Adviser certifying (in their capacity as such officers) that (i) the signers have carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any adverse change resulting in a Material Adverse Effect (with respect to the certificates from such Fund officers) or Investment Adviser Material Adverse Effect (with respect to the certificates from such officers of the Investment Adviser), which change would materially and adversely affect the ability of the Fund or the Investment Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement, the Investment Management Agreement (with respect to the certificates from such officers of the Investment Adviser), whether or not arising from transactions in the ordinary course of business, or the Fee Agreements, (iv) with respect to the certificates from such officers of the Fund only, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a Material Adverse Effect on the Fund has been issued and, to the knowledge of such officers, no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) with respect to the certificates from such officers of the Investment Adviser, no order having an Investment Adviser Material Adverse Effect has been issued, and, to the knowledge of such officers, no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, and (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Managing Representatives).

(e)

The Managing Representatives must have received as of each Closing Time the opinions dated as of the date thereof substantially in the form of Schedules B and C to this Underwriting Agreement from the counsel identified in each such Schedules.

(f)

The Managing Representatives must have received as of each Closing Time from Dechert LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus and this Underwriting Agreement in a form reasonably satisfactory in all respects to the Managing Representatives. The Fund and the Investment Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(g)

The Managing Representatives must have received on the date this Underwriting Agreement is signed and delivered by you a signed report from Deloitte & Touche LLP, dated such date, and in form and substance satisfactory to the Managing Representatives containing statements and information of the type ordinarily included in accountants’ reports with respect to the financial information of the Fund contained in the Registration Statement, the Pricing Prospectus or the Prospectus. The Managing Representatives also must have received from Deloitte & Touche LLP a report, as of each Closing Time, dated as of the date thereof, in form and substance satisfactory to the Managing Representatives, to the effect that they reaffirm the statements made in the earlier report, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Managing Representatives by notifying the Fund at any time:

(a)

before the later of the Effective Time and the time when any of the Shares are first generally offered pursuant to this Underwriting Agreement by the Managing Representatives to dealers by electronic delivery, letter or telegram;

(b)

as of or before any Closing Time if, in the sole judgment of the Managing Representatives, payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE, NYSE American or the NASDAQ Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) if there has occurred (A) any material adverse change in the financial or securities markets in the United States or the international financial markets, (B) any material adverse change in the political, financial or economic conditions in the United States, (C) any outbreak of hostilities or escalation thereof or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international political, financial or economic conditions or (D) declaration by the United States of a national emergency or war or other calamity shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(c)

as of or before any Closing Time, if any of the conditions specified in Section 6 with respect to such Closing Time have not been fulfilled when and as required by this Underwriting Agreement, and the Managing Representatives shall have given the Fund and the Investment Adviser notice thereof and a reasonable opportunity to fulfill such condition.

8.

Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient at that time to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Managing Representatives may find one or more substitute underwriters, reasonably satisfactory to the Fund and the Investment Adviser, to purchase such Shares or make such other arrangements as the Managing Representatives deem advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Managing Representatives, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of such Closing Time, and

(a)

the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)

the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representatives to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representatives or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus) may be effected by the Managing Representatives and the Fund. If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section 8 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Investment Adviser except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund or the Investment Adviser or to any nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)

Each of the Fund and the Investment Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, members, managers, officers, employees, agents and affiliates, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, and Road Show Material, the Disclosure Package, any Sales Material, the Pricing Prospectus or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon an omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund expressly for use with reference to any Underwriter in such Registration Statement or in such Disclosure Package or Prospectus (as amended or supplemented) as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or in the Disclosure Package or the Prospectus or necessary to make such information (with respect to such Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund or the Investment Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund or the Investment Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund or the Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Adviser shall not relieve the Fund or the Investment Adviser from any liability which the Fund or the Investment Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ additional counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund or the Investment Adviser (in which case the Fund or the Investment Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund or the Investment Adviser and paid as incurred (it being understood, however, that the Fund or the Investment Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Adviser, the Fund or the Investment Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)

Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund and the Investment Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Investment Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter to the Fund or the Investment Adviser expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in the Disclosure Package or the Prospectus as set forth in Section 9(f) hereof, or arises out of or is based upon an omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Disclosure Package or the Prospectus or necessary to make such information (with respect to the Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

If any Proceeding is brought against the Fund, the Investment Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Adviser or any such person or otherwise. The Fund, the Investment Adviser or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred. No Underwriter shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund or the Investment Adviser, as the case may be, from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)

If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)

The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)

The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund and the Investment Adviser contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, members, managers, officers, employees, agents and affiliates, any selling agent of any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund, the Investment Adviser, and each of their respective shareholders, partners, advisers, members, trustees, directors and officers and any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund, the Investment Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Adviser, against any of the Fund’s trustees, directors or officers, or any of the Investment Adviser’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)

The Fund and the Investment Adviser each acknowledge that the statements in the Registration Statement and Prospectus with respect to the names of the Underwriters and number of Common Shares allocated for purchase by such Underwriters, the selling concessions and reallowances of selling concessions, the statements regarding stabilization, penalty bids and syndicate short selling, the statements regarding electronic delivery of prospectuses, as described under the caption “Underwriting” in the Prospectus, constitute the only information furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund expressly for use with reference to such Underwriter in the Registration Statement or in the Disclosure Package or the Prospectus (as amended or supplemented). The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally for use in the Prospectus.

(g)

Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.

No Fiduciary Relationship. The Fund and the Investment Adviser hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Fund’s securities contemplated hereby. The Fund and the Investment Adviser further acknowledge and agree that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Fund, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Fund’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Investment Adviser, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Fund and the Investment Adviser hereby confirm their understanding and agreement to that effect. The Fund, the Investment

Adviser and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Fund or the Investment Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Investment Adviser. The Fund, the Investment Adviser and the Underwriters agree that each Underwriter is acting solely as principal and is not the agent or fiduciary of the Fund or the Investment Adviser and no Underwriter has assumed, and no Underwriter will assume, any advisory or fiduciary responsibility in favor of the Fund or the Investment Adviser with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Fund or the Investment Adviser on other matters); provided, that an Underwriter, in its capacity as an independent contractor, may provide advice to the Investment Adviser as to the structure and organization of the Fund pursuant to a Fee Agreement. The Fund and the Investment Adviser acknowledge and agree that the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and each of the Fund and the Investment Adviser have consulted its own respective legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate. The Fund and the Investment Adviser hereby waive and release, to the fullest extent permitted by law, any claims that the Fund or the Investment Adviser may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Fund or the Investment Adviser in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

11.

Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Saawan Pathange and if to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attention: Syndicate Department (fax: 646-855-03073) with a copy to Attention: ECM Legal (fax: 212-230-830) and if to the Fund or the Investment Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Adviser, as the case may be, at the offices of the Fund or the Investment Adviser at DoubleLine Capital LP, 505 N. Brand Blvd, Suite 860 Glendale, CA 91203, Attention: General Counsel.

12.

Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

13.

Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund and the Investment Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund and the Investment Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Adviser, as the case may be, is or may be subject, by suit upon such judgment.

14.

Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Investment Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, advisers, members, trustees, directors, officers, employees, agents and affiliates and any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

15.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.

Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Investment Adviser and any successor or assign of any substantial portion of the Fund’s, the Investment Adviser’s or any of the Underwriters’ respective businesses and/or assets, as the case may be.

17.

Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

18.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Fund, the Investment Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser and the Underwriters, severally.

Very truly yours,

DoubleLine Yield Opportunities Fund

By: [●]
Title: [●]

DoubleLine Capital LP

By: [●]
Title: [●]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:
Title:

By:
Title:

Schedule A-2

SCHEDULE A

Underwriters	Number of Shares
UBS Securities LLC	[●]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Total	[ ]

Schedule A-3

SCHEDULE B

FORM OF OPINION OF [COUNSEL TO FUND] REGARDING THE FUND

EXHIBIT A

Fund Agreements

Schedule B-2

SCHEDULE C

FORM OF OPINION OF [INVESTMENT ADVISER COUNSEL] REGARDING

[INVESTMENT ADVISER].

SCHEDULE D

Sales Materials

1.	Marketing Brochure – FINRA Reference Number FR2019-1223-0057/H

2.	Envelope and Sticker – FINRA Reference Number FX2020-0108-0022/H

3.	Conference Call Flyer – FINRA Reference Number FR2020-0122-0370/H

4.	Conference Call Slide – FINRA Reference Number FR2020-0131-0091/H

5.	Press Release – FINRA Reference Number [ ]

EXHIBIT A

Investment Adviser Agreements